EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the inclusion in this Registration Statement of our report on our audit of SK2, Inc. for the periods ended December 31, 2003 and January 1, 2005, dated April 6, 2005 (except as to Note 9 as to which the date is August 15, 2005). We also consent to the reference to our Firm under the caption “Experts” in the prospectus filed as a part of the Registration Statement.
/s/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD.

Minneapolis, Minnesota
October 10, 2005